EXHIBIT (8)(h)(1)

PARTICIPATION AGREEMENT AMENDMENT NO. 1

VANGUARD AND TRANSAMERICA FINANCIAL LIFE

INSURANCE COMPANY

EXECUTION DOCUMENT

FIRST AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment to Participation Agreement is dated and effective as of October 19, 2011, by and among Vanguard Variable Insurance Fund (hereinafter the “Fund”), The Vanguard Group, Inc. (hereinafter “Sponsor”), Vanguard Marketing Corporation (hereinafter “Distributor”), and Transamerica Financial Life Insurance Company (hereinafter the “Company”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto have entered into a Participation Agreement dated June 30, 2010 (the “Agreement”) and desire to modify certain provisions of the Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the parties do hereby agree as follows:

1. Amendment to Article III. Article III of the Agreement is hereby amended by adding a new Section 3.4 as follows:

“3.4. (a) The parties acknowledge and agree that the Fund is not obligated to provide the Company with a summary prospectus with respect to a Portfolio (a “Fund Summary Prospectus”). Notwithstanding the foregoing, in the event that the Fund offers a Fund Summary Prospectus, the Sponsor represents and warrants that such Fund Summary Prospectus and the hosting of such Fund Summary Prospectus on a website maintained by the Sponsor or its agent in accordance with Rule 498 of the 1933 Act (“Rule 498”) will comply with all applicable state and federal securities laws. For purposes of this Section 3.4, “summary prospectus” shall have the meaning set forth in Rule 498.

(b) The parties acknowledge and agree that the Company, in its sole discretion, may elect to distribute a Fund Summary Prospectus, if issued by the Fund, to its Variable Insurance Product owners. In the event that the Company elects to distribute a Fund Summary Prospectus, the Company represents and warrants that it will comply with all laws and regulations applicable to the Company, the Accounts, or the Variable Insurance Products in connection with the use of such Fund Summary Prospectus.

(c) In the event that the Sponsor elects to discontinue the use of a Fund Summary Prospectus, the Sponsor agrees to use commercially reasonable efforts to provide the Company with prior notice of such discontinuation.”

EXECUTION DOCUMENT

2. Amendment to Article XI. Article XI of the Agreement is hereby amended by deleting the “If to the Company” notice contact information and replacing it with the following:

If to the Company:	Transamerica Financial Life Insurance Company
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499
Attn: Anne Spaes

Transamerica Asset Management, Inc.
570 Carillon Parkway
St. Petersburg, FL 33716
Attn: Dennis P. Gallagher, General Counsel

With a Copy To:	Transamerica Capital Management
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499
Attn: Chief Legal Officer

3. Amendment to Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached to this Amendment.

4. Amendment to Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule B attached to this Amendment.

5. No Other Modifications. Except as specifically modified herein, the Agreement remains in full force and effect in accordance with its terms. All references in the Agreement to the “Agreement” shall be deemed to be references to the Agreement as amended hereby. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

6. Counterparts. This Agreement may be executed in any number of counterparts and/or by facsimile, each of which shall be deemed to be an original agreement but such counterparts shall together constitute one and the same instrument.

(Signatures on following page)

EXECUTION DOCUMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE FUND		THE VANGUARD GROUP, INC.

By:	/s/ Heidi Stam	By:	/s/ Timothy P. Holmes
Name: Heidi Stam		Name: Timothy P. Holmes.
Title: Secretary		Title: Principal

VANGUARD MARKETING CORPORATION		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Michael Kimmel	By:	/s/ Anne M. Spaes
Name: Michael Kimmel		Name: Anne M. Spaes
Title: Secretary		Title: Vice President

EXECUTION DOCUMENT

SCHEDULE A

PORTFOLIOS

The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products:

Money Market Portfolio

Total Bond Market Index Portfolio

Total Stock Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment-Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Moderate Allocation Portfolio

EXECUTION DOCUMENT

SCHEDULE B

LARGE AMOUNT TRANSACTIONS

Portfolio	Large Transaction Amount
Money Market Portfolio	$3,000,000
Total Bond Market Index Portfolio	$400,000
Total Stock Market Index Portfolio	$500,000
High-Yield Bond Portfolio	$500,000
Short-Term Investment-Grade Portfolio	$750,000
Balanced Portfolio	$1,000,000
Diversified Value Portfolio	$1,000,000
Equity Income Portfolio	$500,000
Equity Index Portfolio	$500,000
Growth Portfolio	$500,000
Mid-Cap Index Portfolio	$100,000
REIT Index Portfolio	$100,000
Small Company Growth Portfolio	$1,000,000
International Portfolio	$1,000,000
Capital Growth Portfolio	$250,000
Conservative Allocation Portfolio	$1,000,000
Moderate Allocation Portfolio	$1,000,000